UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2014

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan	38-2007430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan	48226-5099
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background

On October 1, 2013, Covisint Corporation (“Covisint”) completed its initial public offering of shares of its common stock (the “IPO”).  After giving effect to the IPO, Compuware Corporation (“Compuware”) retained over 80% percent ownership of Covisint common stock in order to enable it to qualify under United States Internal Revenue Code Section 355 for a subsequent tax-free distribution of its shares in Covisint to Compuware shareholders (“Distribution”).  At that time, Compuware had announced its intention to complete the Distribution of its Covisint shares within one year of the IPO.  Compuware has since confirmed its intention.

At the time of the IPO, holders of non-qualified stock options to acquire Covisint common stock under the Covisint 2009 Long Term Incentive Plan (“Covisint LTIP”) entered into lock-up agreements limiting the exercise of their options until two hundred seventy (270) days after the IPO.   These lock-up agreements enable Compuware to continue to maintain  the 80% or greater ownership of Covisint common stock required for the contemplated  Distribution.  However, as provided in the Master Separation Agreement, as amended, between Compuware and Covisint (the “Master Separation Agreement”), if the option holders were to exercise their options after the end of the lock-up period, but prior to the  Distribution, Compuware would potentially have to purchase from Covisint approximately four shares of Covisint common stock for each share of Covisint common stock with respect to each option exercised by the option holders in order for Compuware to maintain its eligibility to distribute its Covisint shares on a tax-free basis.

In order to maintain greater than 80% ownership of Covisint in light of the exercisable options under the Covisint LTIP, while reducing the cost to Compuware of doing so, Covisint and Compuware agreed to the following:

1.            Covisint will amend all outstanding options to purchase Covisint common stock exercisable through the end of December 2014 to provide the option holder with a “tandem” stock appreciation right (“SAR”).  In lieu of the exercise of the option, the option holder can exercise the SAR, which will allow the option holder to realize the value of his or her exercisable options (the fair market value of the Company’s common stock less the option exercise price) without placing additional shares into the market through the exercise of the option. The exercise price of the SAR will be the same as the exercise price of the outstanding option. Upon exercise of a SAR, the related option expires, and upon exercise of a related option, the SAR expires. The amendment will provide option holders with the means to cash-settle their options (if they so desire), allowing Compuware to maintain its ability to complete the contemplated Distribution of Covisint on a substantially less costly basis.  The amendment (and related amendment to the Covisint LTIP) will not materially increase the benefits accruing to option holders.  Covisint does not anticipate any additional stock compensation expense as a result of the amendment and related issuance of SARs.

2.            Compuware will provide Covisint with the funds necessary to pay for the option holder’s exercise of the SAR rights by purchasing shares of Covisint common stock directly from Covisint in an amount sufficient to fund the related cash payments due from Covisint to option holders exercising SARs.

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

On May 7, 2014, Covisint and Compuware entered into a Purchase Agreement that provides for Compuware to purchase shares of Covisint common stock from Covisint.  The Purchase Agreement provides that Compuware will purchase Covisint shares for cash at fair market value, which is defined as the average of the closing prices for Covisint common stock on the NASDAQ Stock Exchange on the five Stock Exchange trading days immediately preceding the purchase date.  The Purchase Agreement provides that Compuware will make an initial purchase of $1,000,000 worth of Covisint shares on June 25, 2014.  Further purchases will be made by Compuware on a monthly basis through the earlier of January 2015 or the month following the Distribution by Compuware to the extent the aggregate payout by Covisint in connection with the exercise of SARs exceeds $1,000,000 plus the aggregate amounts paid by Compuware for purchases under Article VII of the Master Separation Agreement.  Covisint will provide a monthly notice to Compuware, which will provide the aggregate cost of the SAR exercises for the month, and calculate the number of shares that Compuware must purchase.

The above description of the Purchase Agreement is merely a summary and does not purport to be a complete statement of the provisions thereof. Such description is qualified in its entirety by reference to the Purchase Agreement, which is an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

For further information, see “Background” above.

As Compuware is a sophisticated, accredited investor, the controlling shareholder of Covisint and the only offeree of the shares, the sales of common shares by Covisint to Compuware will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Covisint Option Awards

On May 8, 2014, Covisint amended each of its outstanding option agreements to purchase Covisint common stock exercisable through the end of December 2014 to provide the option holder with the tandem SAR.  Some of these options are held by Robert C. Paul, who is a “named executive officer” of Compuware. Under the amendment, the option holder is given a right to exercise the SAR and receive a cash payment equal to the product of (1) the number of shares with respect to the SAR being exercised, and (2) the fair market value of the shares on the date of exercise over the exercise price of the SAR.   The SARs will be exercisable from June 24, 2014 until the earliest of (a) the Distribution, (b) the exercise of the related option or (c) December 26, 2014.

Amendment of Covisint 2009 Long Term Incentive Plan

To facilitate the option amendments and the related pricing of the SARs, on May 8, 2014, Covisint executed the Second Amendment to the Covisint LTIP following approval by the Covisint Board of Directors.  The Second Amendment enables the Covisint Compensation Committee to determine the per share exercise price for each stock appreciation right granted under the Covisint LTIP, provided that the exercise price of a stock appreciation right that is not granted in tandem with an option may not be less than 100 percent of the fair market value on the grant date, and the exercise price of a stock appreciation right that is granted in tandem with an option shall not be less than 100 percent of the exercise price of the tandem option.
For further information, see “Background” above.

Item 9.01:	Financial Statements and Exhibits.

10.158	Form of Amendment to Stock Option Agreement, dated May 8, 2014 (incorporated by reference to Covisint’s Current Report on Form 8-K filed May 12, 2014, as amended)

10.159	Second Amendment to Covisint 2009 Long Term Incentive Plan (incorporated by reference to Covisint’s Current Report on Form 8-K filed May 12, 2014)

10.160	Purchase Agreement between Compuware Corporation and Covisint Corporation, dated May 7, 2014 (incorporated by reference to Covisint’s Current Report on Form 8-K filed May 12, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

May 13, 2014	COMPUWARE CORPORATION

	By:	/s/ Joseph R. Angileri

Joseph R. Angileri
Chief Financial Officer